UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2021

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	ETFM	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

FOMO CORP. is referred to herein as “we”, “us”, or “us”

ITEM 8.01 Other Events

FOMO CORP. (“FOMO”) is hereby updating investors with regard to convertible debentures and accrued interest as of January 6, 2021. Three loans to “Jabro” and “Other” are unable to be confirmed. No documentation of such loans was provided by prior management, previous accountants or prior auditors when FOMO’s current management was appointed on or around March 6, 2019. In discussion with the Company’s audit firm Boyle CPA, LLC, management believes it is appropriate to move these undocumented loans out of long-term debt and make adjustments to shareholders’ equity if/when extinguished. Separately, though substantial common shares have been reserved for conversions of “aged loans” subject to Rule 144, management believes reserves are conservative at an estimated 10x amounts required by lenders because, at the times of these loans, the Company’s common stock price was substantially lower than recent levels. If and when lenders complete conversions of their positions, remaining common stock reserves will be released back to the Company, which management believes will mitigate the need for an increase in authorized shares or other corporate actions including a change to the Company’s share structure. A debt scheduled is attached as Exhibit 10.1.

Item 9.01. Exhibits

(a) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	FOMO CORP. Debt Schedule 01-06-2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: January 6, 2021	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer